NEWS RELEASE

                                  GRAVITAS INTERNATIONAL, INC.
                                  GVTS:OTCBB
APRIL 25TH, 2002.


BOARD OF DIRECTORS ANNOUNCES CORRECTION OF FEBRUARY 8TH NEWS RELEASE
--------------------------------------------------------------------

LAS VEGAS, NEVADA: The Board of Directors of Gravitas International, Inc. announces that it has issued an aggregate of 1,015,360 incentive stock options at a deemed price of $0.50 per share to certain, employees and consultants of Gravitas International, Inc. This announcement replaces the previous announcement made on February 8th and is not an additional issuance.

Gravitas International has developed an end to end digital solution for the photography industry. Through the use of digital camera's, wireless and wearable computer systems, and proprietary software applications, the company is making significant headway in a predominantly analog industry. Identifying the issues in converting traditional photography companies to digital, Gravitas developed simple solutions that create increased revenues, increased productivity, residual revenue streams, database management systems, e-commerce applications and automatic cataloging.

Gravitas is currently focused on acquiring companies that have the potential to expand and grow their existing infrastructure through the amalgamation of digital photography and data collection. To learn more about Gravitas visit: www.gravitas.biz
----------------

        For Investor Relations, contact: JUPITER FINANCIAL SERVICES INC.
                 Telephone: (604)-606-2282   Fax: (604) 606-2284
                        Email:  INFO@JUPITERFINANCIAL.COM
                                -------------------------


NOTE:  SAFE  HARBOR  FOR  FORWARD-LOOKING  STATEMENTS
Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company's actual results in the future periods to differ materially from forecasted results: whether the company will be successful in its new business direction, whether the field of digital communications is broad, and whether future acquisitions will be completed. These risks and uncertainties include, among other things, volatility of prices, product demand, market compensation, and risks inherent in the company's international operations.